Exhibit 4.1

EXECUTION VERSION

AMENDMENT No. 5, dated as of April 26, 2018 (this “Amendment”), to the Credit Agreement, dated as of March 28, 2012 (as amended by that certain Amendment No. 1 thereto, dated as of April 2, 2013, as further amended by that certain Amendment No. 2 thereto, dated as of November 17, 2016, as further amended by that certain Amendment No. 3 thereto, dated as of December 19, 2016, as further amended by that certain Amendment No. 4 thereto, dated as of February 1, 2017, and as further amended, restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among TELESAT CANADA (the “Canadian Borrower”), TELESAT LLC (the “U.S. Borrower”, and, together with the Canadian Borrower, the “Borrowers” and, each, a “Borrower”), the Guarantors party thereto, the several banks and other financial institutions or entities from time to time party to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), Collateral Agent, Swingline Lender and L/C Issuer; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Sections 2.20 and 9.08 of the Credit Agreement provide that the Borrower, the Administrative Agent and the Lenders party hereto may amend the Credit Agreement as set forth herein;

WHEREAS, JPMorgan Chase Bank, N.A. (or any of its affiliates as so designated by them to act in such capacity) has been appointed as Lead Arranger (as defined below) and is acting as a lead arranger and bookrunner for this Amendment (in such capacity, the “Lead Arranger”); and

WHEREAS, (i) each Lender holding Term B-4 Loans outstanding immediately prior to the Amendment No. 5 Effective Date (the “Existing Loans”) that executes and delivers a consent to this Amendment (each, a “Consenting Term Lender”) substantially in the form of Exhibit A hereto (a “Term Consent”) has consented to all the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Margin with respect to its outstanding Existing Loans and (x) if such Consenting Term Lender elects the “Cashless Amendment” option on the Term Consent, such Consenting Term Lender will retain its Existing Loans as amended by this Amendment No. 5 or such lesser amount allocated to such Consenting Term Lender as notified by the Administrative Agent or (y) if such Consenting Term Lender elects the “Post-Closing Settlement” option on the Term Consent, (a) the entire amount of such Consenting Term Lender’s Existing Loans will be assigned to the New Lender (as defined below) on the Amendment No. 5 Effective Date (as defined below) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon (it being understood that no Assignment and Acceptance shall be required to be executed by such Consenting Term Lender to effect such assignment) and (b) on or following the Amendment No. 5 Effective Date, the New Lender shall assign to such Consenting Term Lender (or its designated Affiliate, if agreed by the Lead Arranger) Term B-4 Loans in an equal principal amount as its Existing Loans or such lesser amount allocated to such Consenting Term Lender as notified by the Administrative Agent, (ii) each Lender holding Existing Loans that does not execute and deliver an Amendment No. 5 Consent (each, a “Non-Consenting Lender”) shall be deemed not to have consented to the amendment to the Credit Agreement set forth in Section 1(b) below and shall be required to assign the entire amount of its Existing Loans to JPMorgan Chase Bank, N.A. (in such capacity, the “New Lender”) in accordance with Section 2.20, Section 9.04 and Section 9.08 of the Credit Agreement (including that any such assignments to the New Lender described in this clause (ii) shall be effected on the Amendment No. 5 Effective Date) and, in connection with the assignments described in clause (i)(y)(a) and clause (ii) above, such New Lender shall become a Lender under the Credit Agreement with respect to the Term B-4 Loans so assigned and consent to the Amendment, (iii) on the Amendment No. 5 Effective Date, the Borrower has paid to the Administrative Agent, for the ratable benefit of the Lenders holding Existing Loans, all accrued and unpaid interest to, but not including, the Amendment No. 5 Effective Date, with respect to the Existing Loans and (iv)(a) pursuant to Section 9.08 of the Credit Agreement, all Lenders holding Existing Loans are affected by the amendment to the Credit Agreement set forth in Section 1(b) below and their consent is required for such amendment and (b) the Required Lenders have consented to such amendment;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          Amendment of the Credit Agreement. The Required Lenders hereby consent to each of the following amendments and each Consenting Term Lender (including the New Lender, after giving effect to the assignment described in the second sentence of Section 3(ii) of this Amendment) hereby consents to the amendment in clause (b) below.

(a)       The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 5” shall mean Amendment No. 5, dated as of April 26, 2018, to this Agreement.

“Amendment No. 5 Effective Date” shall mean April 26, 2018.

(b)       Clause (a) of the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause and replacing it with the following:

“(a) in the case of the Term B-4 Loans (i) maintained as ABR Loans, a percentage per annum equal to 1.50%, and (ii) maintained as Eurodollar Loans, a percentage per annum equal to 2.50%;”

(c)       The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (i) of the proviso thereto in its entirety and replacing it with “[reserved];”.

(d)       The definition of “Holdings” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following as a new sentence at the end of such definition:

“As of January 1, 2017, the Amalgamation occurred when Telesat Holdings Inc. amalgamated with Interco and immediately thereafter the newly amalgamated company amalgamated with the Canadian Borrower with the Canadian Borrower being the continuing entity.”

(e)       Clause (y) of the definition of “Joint Lead Arrangers” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“ (y) with respect to the Term B-4 Loan Facility, JPMCB (including pursuant to Amendment No. 4 and Amendment No. 5)”

(f)       The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting “, Amendment No. 5” immediately after “Amendment No. 4”.

(g)       The definition of “Term B-4 Loans” in Section 1.01 of the Credit Agreement is hereby amended by inserting the word “by “ between “term loans made” and “the Term B-4 Lenders”.

(h)       The last sentence of Section 2.12(a) of the Credit Agreement is hereby amended to delete the words “in the event that, prior to the twelve-month anniversary of the Amendment No. 4 Effective Date” and replace them with “in the event that, following the Amendment No. 5 Effective Date and prior to the twelve-month anniversary of the Amendment No. 5 Effective Date”.

(i)        Section 2.12(d) is hereby amended by inserting “(plus the aggregate principal amount of Term Loans voluntarily prepaid in any of the two most recent Excess Cash Flow Periods preceding such Excess Cash Flow Period that did not reduce the amount of prepayments required by this Section 2.12(d) in such Excess Cash Flow Periods because such voluntary prepayments exceeded the amount of Term Loans required to be prepaid pursuant to Section 2.12(d) in such Excess Cash Flow Periods)” after “Section 2.12(a)”.

(j)        The last sentence of Section 2.20(c) of the Credit Agreement is hereby amended by inserting “; provided that, notwithstanding anything herein to the contrary (including in Section 9.04), any such Non-Consenting Lender shall automatically be deemed to have assigned its Loans pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Non-Consenting Lender shall be required in connection therewith” immediately after “Section 9.04”.

(k)       The proviso in Section 6.01(o) of the Credit Agreement is hereby amended by deleting such proviso and replacing it with the following:

“provided that the aggregate amount of Indebtedness incurred pursuant to this clause (o) at the time of incurrence shall not exceed the greater of (x) $1.0 billion and (y) 17.6% of Total Assets of Holdings and its Subsidiaries (measured as of the date of incurrence based upon the Section 5.04 Financials most recently delivered on or prior to such date of incurrence);”

(l)         Section 6.03(h) of the Credit Agreement is hereby amended by inserting “(for the avoidance of doubt, such Amalgamation has occurred with the Canadian Borrower being the continuing entity)” immediately after “Section 6.01”.

(m)       Section 6.12(i) of the Credit Agreement is hereby amended by inserting “(x)” at the beginning thereof, inserting “to the extent Loral or its Affiliates are a party to such transaction” after “Loral and its Affiliates”, and replacing “from a financial point of view and was made on an arms-length basis” with “from a financial point of view or (y)(1) transactions on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with a Person that is not an Affiliate or (2), in the event that there are no comparable transactions involving Persons that are not Affiliates, on terms that Holdings has determined to be fair, taken as a whole, to Holdings or the relevant Restricted Subsidiary as certified to the Administrative Agent in a certificate of a Responsible Officer of the Borrowers; provided that with respect to any transaction or series of transactions involving aggregate payments or consideration in excess of US$75.0 million, Holdings or any Restricted Subsidiary shall deliver to the Administrative Agent a letter from a nationally recognized investment banking, appraisal or accounting firm stating that such transaction meets, as applicable, the requirements of clause (y)(1) or, to the extent such transaction is entered into pursuant to clause (y)(2), that such transaction is on terms that are fair, taken as a whole, to Holdings or the relevant Restricted Subsidiary”.

(n)       Section 8.01(a) of the Credit Agreement is hereby amended by inserting “and JPMCB, Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. as lead arrangers in connection with Amendment No. 5,” immediately after “Amendment No. 4, “.

(o)       Section 9.08(h) is hereby amended by inserting “or 6.02(i)” at the end thereof

(p)       Section 10.01 is hereby amended by deleting the phrase “(other than with respect to the Term B-4 Loans)” and inserting the word “other” before “Subsidiary Guarantor”.

Section 2.           Representations and Warranties, No Default. The Borrowers hereby represent and warrant that as of the Amendment No. 5 Effective Date, after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by any Loan Party contained in the Amended Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).

Section 3.           Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 5 Effective Date”) that the following conditions have been satisfied:

(i)         Consents. The Administrative Agent shall have executed this Amendment and shall have received an executed signature page to this Amendment (including in the form of a Term Consent) from (a) the New Lender and each Consenting Term Lender, (b) Lenders constituting the Required Lenders (as defined in the Credit Agreement) immediately prior to the Amendment No. 5 Effective Date and (c) each Loan Party;

(ii)        Fees and Interest. (a) The Administrative Agent and the Lead Arranger shall have received the fees in the amounts previously agreed in writing by the Borrowers to be received on the Amendment No. 5 Effective Date, and all reasonable and documented expenses for which invoices have been presented prior to the Amendment No. 5 Effective Date; and (b) on the Amendment No. 5 Effective Date, the Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders holding Existing Loans, all accrued and unpaid interest to, but not including, the Amendment No. 5 Effective Date, with respect to the Existing Loans.1

(iii)       Legal Opinions. The Administrative Agent shall have received favorable legal opinions of (1) Wachtell, Lipton, Rosen & Katz, special New York counsel to the Loan Parties, (2) Chris DiFrancesco, in-house counsel to the Loan Parties, (3) Stikeman Elliott LLP, Canadian counsel to the Loan Parties, and (4) Potter Anderson & Corroon LLP, Delaware counsel to the Loan Parties, each covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(iv)       Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers dated the Amendment No. 5 Effective Date certifying that (a) all representations and warranties made by any Loan Party contained in the Amended Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 5 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 5 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification) and (b) no Default or Event of Default, shall have occurred and be continuing; and

(v)       Closing Certificates. The Administrative Agent shall have received (i) from each Loan Party either (x) a certification from a manager, director, Secretary or Assistant Secretary or similar officer of such Loan Party that there have been no changes to the certificate or articles of incorporation or organization (or other similar organizational document) of such Loan Party that were delivered to the Administrative Agent on or prior to the Amendment No. 4 Effective Date or (y) a copy of the certificate or articles of incorporation or organization (or other similar organizational document), including all amendments thereto, of such Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, (ii) a certificate as to the good standing (where relevant) of each Loan Party organized in the United States or Canada as of a recent date, from such Secretary of State or similar Governmental Authority and (iii) a certificate of a manager, director, Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment No. 5 Effective Date certifying that either (x) there have been no changes to the by-laws or operating (or limited liability company) agreement (or other similar organizational document) of such Loan Party that were delivered to the Administrative Agent on or prior to the Amendment No. 4 Effective Date or (y) attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement (or other similar organizational document) of such Loan Party as in effect on the Amendment No. 5 Effective Date.

Section 4.           Effect of Consent. Each Lender delivering a Term Consent hereto agrees not to make any claims to the Borrower pursuant to Section 2.17 of the Credit Agreement with respect to any loss, cost or expense that such Lender may sustain or incur as a consequence of the amendments, assignments and other transactions contemplated by this Amendment. The parties hereto acknowledge and agree that this Amendment No. 5 shall be the Assignment and Acceptance pursuant to which any required assignments of any Non-Consenting Lender or Consenting Term Lender, as applicable, are assigned to the New Lender.

Section 5.           Counterparts. This Amendment may be executed in any number of counterparts (including the Term Consents) and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment (including the Term Consents) by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.           Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.           Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

Section 8.           Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.           Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.         Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document and nothing herein shall or may be construed as a novation thereof. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. From and after the Amendment No. 5 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement and that the amendment of the Credit Agreement pursuant to this Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document as in effect prior to the Amendment No. 5 Effective Date.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TELESAT CANADA

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Vice President, General Counsel and Secretary

TELESAT LLC

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Secretary

[Telesat Amendment No. 5]

INFOSAT ABLE HOLDINGS, INC.

SKYNET SATELLITE CORPORATION

TELESAT BRAZIL HOLDINGS LLC

By: Skynet Satellite Corporation, as sole member

TELESAT INTERNATIONAL, L.L.C.

By: Skynet Satellite Corporation, as sole member

TELESAT NETWORK SERVICES HOLDINGS L.L.C.

By: Telesat Network Services, Inc., as sole member

TELESAT NETWORK SERVICES, INC.

TELESAT SATELLITE HOLDINGS CORPORATION

TELESAT 2016 ULC

INFOSAT COMMUNICATIONS GP INC.

INFOSAT COMMUNICATIONS LP

By: Infosat Communications GP Inc., its general partner

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Secretary

[Telesat Amendment No. 5]

TELESAT SATELLITE GP, LLC

By: Telesat Canada, as sole member

TELESAT SATELLITE LP

By: Telesat Satellite GP, LLC, its general partner

By: Telesat Canada, as sole member

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Secretary

THE SPACECONNECTION, INC.

By:	/s/ John J. Flaherty
	Name:	John J. Flaherty
	Title:	Director

TELESAT INTERNATIONAL LIMITED

By:	/s/ Clarissa Offwood
	Name:	Clarissa Offwood
	Title:	Director

[Telesat Amendment No. 5]

TELESAT SPACE PARTICIPAÇÕES LTDA.

TELESAT BRASIL CAPACIDADE DE SATÉLITES LTDA.

TELESAT BRASIL LTDA.

TELESAT SERVIÇOS DE TELECOMUNICAÇÃO LTDA.

By:	/s/ Mauro Wajnberg
	Name:	Mauro Wajnberg
	Title:	Officer

[Telesat Amendment No. 5]

TELESAT (IOM) HOLDINGS LIMITED

TELESAT (IOM) LIMITED

By:	/s/ Ross Byrne
Name: Ross Byrne
Title: Director

[Telesat Amendment No. 5]

TELESAT SPECTRUM GENERAL PARTNERSHIP

By: Telesat 2016 ULC, its partner

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Secretary

By: Telesat Canada, its partner

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Vice President, General Counsel and Secretary

[Telesat Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Bruce S. Borden
Name: Bruce S. Borden
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as New Lender

By:	/s/ Bruce S. Borden
Name: Bruce S. Borden
Title: Executive Director

[Telesat Amendment No. 5]

EXHIBIT A

Term Consent

TERM CONSENT (this “Term Consent”) to Amendment No. 5 (the “Amendment”) to the Credit Agreement, dated as of March 28, 2012 (as amended by that certain Amendment No. 1 thereto, dated as of April 2, 2013, as further amended by that certain Amendment No. 2 thereto, dated as of November 17, 2016, as further amended by that certain Amendment No. 3 thereto, dated as of December 19, 2016, as further amended by that certain Amendment No. 4 thereto, dated as of February 1, 2017), by and among TELESAT CANADA, TELESAT LLC, the Guarantors party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and each lender party thereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used in this Term Consent but not defined in this Term Consent have the meanings assigned to such terms in the Amendment.

The undersigned Existing Lender hereby irrevocably and unconditionally approves and consents to the Amendment and elects as follows (check ONE option):

Cashless Amendment Option

☐	The undersigned Lender agrees to reprice 100% of the outstanding principal amount of such Lender’s existing Term B-4 Loans, or such lesser amount allocated to such Lender as notified by the Administrative Agent, on a cashless basis.

Post-Closing Settlement Option

☐	The undersigned Lender agrees that the entire amount of such Lender’s existing Term B-4 Loans will be assigned to the New Lender on the Amendment No. 5 Effective Date at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon (it being understood that no separate Assignment and Acceptance shall be required to be executed by such Consenting Term Lender to effect such assignment) and following the Amendment No. 5 Effective Date such Consenting Term Lender shall purchase by assignment from the New Lender Term B-4 Loans in an equal principal amount as its existing Term B-4 Loans or such lesser amount allocated to such Lender as notified by the Administrative Agent.

(Name of Institution)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Telesat Amendment No. 5]